UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 17, 2011

Flushing Financial Corporation
(Exact name of registrant as specified in its charter)

001-33013
(Commission File Number)

Delaware
(State or other jurisdiction of incorporation)

11-3209278
(IRS Employer Identification No.)

1979 Marcus Avenue, Suite E140, Lake Success, New York 11042
(Address of principal executive offices)

(718) 961-5400
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Flushing Financial Corporation (the "Company") held on May 17, 2011, as contemplated by the Company's definitive proxy material for the meeting, certain matters were submitted to a vote of stockholders. The following tables summarize the results of voting with respect to each matter:
	Number of shares voted
	For	Against	Withheld	Abstain	Non Votes	Uncast
Election of Directors (four directors were elected to serve until the 2014 annual meeting of stockholders and until their successors are elected and qualified).

Michael J. Hegarty	16,718,885	n/a	9,579,564	n/a	3,103,260	-
John J. McCabe	18,320,793	n/a	7,977,656	n/a	3,103,260	-
Donna M O'Brien	25,704,268	n/a	594,181	n/a	3,103,260	-
Michael J. Russo	25,821,782	n/a	476,667	n/a	3,103,260	-

Ratification of the appointment of Grant Thornton, LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2011.	29,235,329	89,485	n/a	76,727	-	168

Amendment to the 2005 Omnibus Incentive Plan.	23,250,568	2,832,970	n/a	214,911	3,103,260	-

Advisory approval of Executive Compensation	23,137,351	2,306,060	n/a	855,038	3,103,260	-

	Number of shares voted
	3 years	2years	1 year	Abstain	Non Votes	Uncast

Advisory vote on the frequency of stockholder advisory votes on execuitve compensation	8,871,132	1,522,215	14,807,988	1,097,114	3,103,260	-

Item 8.01. Other Events.

Flushing Financial Corporation, the parent holding company for Flushing Savings Bank, FSB, announced on May 17, 2011 that the Board of Directors declared a quarterly dividend on its common stock of $0.13 per common share, payable on June 30, 2011 to shareholders of record at the close of business on June 9, 2011. Attached as exhibit 99.1 is the press release of Flushing Financial Corporation dated May 17, 2011.

Item 9.01(d). Exhibits.

99.1.	Press release of Flushing Financial Corporation dated May 17, 2011, "Flushing Financial Corporation Declares Quarterly Dividend of $0.13 Per Share".

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Flushing Financial Corporation
Date: May 18, 2011	By:	/s/ DAVID W. FRY David W. Fry
	Title:	Executive Vice President and Chief Financial Officer